Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—

Strategic S&P Industrial Portfolio, 2007 Series C:

We consent to the use of our report dated September 4, 2007, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

September 4, 2007